Robert D. Albergotti, State Bar No. 00969800          John A. Kazen
Judith Elkin, State Bar No. 06522200                  KAZEN, MEURER & PEREZ
S.D. Texas Bar No. 13043                              1619 Matamoros Street
Scott W. Everett, State Bar No. 00796522              P.O. Box 6237
S.D. Texas Bar No. 23318                              Laredo, Texas 78040
HAYNES AND BOONE, LLP                                 Telephone: (956) 712-1600
901 Main Street, Suite 3100
Telecopy:   (956) 712-1628
Dallas, Texas 75202
Telephone: (214) 651-5000
Telecopy: (214) 651-5940

CO-COUNSEL FOR DEBTORS-IN-POSSESSION

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                                 LAREDO DIVISION

IN RE:                              )
                                    )
MICHAEL PETROLEUM                   )
CORPORATION,                        )    CASE NO. 99-50569-11
MICHAEL PETROLEUM                   )
ALPHA CORPORATION,                  )    CASE NO. 99-50570-11
MICHAEL HOLDINGS, INC.,             )    CASE NO. 99-50571-11
                                    )
         DEBTORS                    )    Jointly Administered under No. 99-50569

                  --------------------------------------------

             DEBTORS' "PLAN SUPPLEMENT" IN CONJUNCTION WITH DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION DATED JUNE 12, 2000

--------------------------------------------------------------------------------

         Michael Petroleum Corporation ("MPC"), Michael Petroleum Alpha Corporation ("MPA"), and Michael Holdings, Inc. ("MHI") (together, the "Debtors," and each individually a "Debtor"), as Debtors and Debtors-in-Possession, hereby file this Plan Supplement (hereinafter so called) in Conjunction with the Debtors' Second Amended Joint Plan of Reorganization Dated June 12, 2000,(1) and would show the Court as follows:

         1. The Debtors began solicitation of the Plan on June 19, 2000 pursuant to the Order (i) Approving Disclosure Statement; (ii) Setting Date for Confirmation Hearing and Fixing Deadlines for

--------

         (1) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

Voting on and Objecting to the Plan; and (iii) Establishing and Approving Procedures Relating to the Solicitation of Acceptances and Rejections of the Plan (the "Disclosure Statement Order") entered June 15, 2000.

         2. The Plan provides, at SECTION 1.59, for a "Plan Supplement" to be filed by the Debtors with the Court no later than seven (7) days prior to the Confirmation Hearing. Such Plan Supplement is contemplated to consist of various plan implementation documents, as further described in the Plan. The documents that constitute the Plan Supplement are attached hereto at Exhibits A-E, and consist specifically of the following:

         Exhibit A -       The Acquisition Agreement by and among the Debtors
                           and MP Acquisition Company, LLC ("MPAC") (with the
                           Credit Agreement among Reorganized MPC, the Agent
                           Bank and the Banks attached as an exhibit).

         Exhibit B -       The Shareholders' Agreement between MPAC and CFSC
                           Wayland Advisers, Inc. ("Cargill").

         Exhibit C -       The List of Executory Contracts and Unexpired Leases
                           to be Assumed or Rejected by Reorganized MPC.

         Exhibit D -       The Articles of Merger of MHI and MPA with and into
                           MPC (with the Amended and Restated Articles of
                           Incorporation of the Reorganized MPC attached).

         Exhibit E -       The Amended and Restated By-Laws for the Reorganized
                           MPC.

         3. The Plan Supplement shall for all purposes be deemed incorporated into and become a part of the Plan as if fully set forth therein.

         4. The Debtors reserve the right to supplement or amend this Plan Supplement.

         Dated this 20th day of July, 2000.

                            HAYNES AND BOONE, LLP
                            901 Main Street, Suite 3100
                            Dallas, Texas 75202
                            Telephone: (214) 651-5000
                            Telecopy: (214) 651-5940

                            /s/ Stacey Jernigan
                            ---------------------------------------------------
                            Robert D. Albergotti, State Bar No. 00969800
                            S.D. Texas Bar No. 24081
                            Judith Elkin, Attorney-in-Charge
                            State Bar No. 06522200
                            S.D. Texas Bar No. 13043
                            Charles A. Beckham, Jr., State Bar No. 02016600 S.D. Texas Bar No. 5306
                            Stacey Jernigan, State Bar No. 10652200
                            S.D. Texas Bar No. 13814

                            COUNSEL FOR THE DEBTORS

                             CERTIFICATE OF SERVICE

         I, Stacey Jernigan, hereby certify that on the 20th day of July, 2000, I caused a copy of the foregoing Plan Supplement to be served on the individuals on the attached list by regular mail, postage prepaid.

                            /s/ Stacey Jernigan
                            ---------------------------------------------------
                            Stacey Jernigan, Esq.
                            Texas State Bar No. 10652200
                            Haynes and Boone, LLP

--------------------------------------------------------------------------------

                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                             MICHAEL HOLDINGS, INC.,
                         MICHAEL PETROLEUM CORPORATION,

                       MICHAEL PETROLEUM ALPHA CORPORATION

                                       AND

                           MP ACQUISITION COMPANY, LLC

                                  JUNE 30, 2000

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
AGREEMENT

ARTICLE I.
         TERMS OF THE TRANSACTION.................................................................................2
                  1.1      Agreement to Sell and Issue Shares.....................................................2
                  1.2      Purchase Price and Payment.............................................................2

ARTICLE II.
         CLOSING .................................................................................................2

ARTICLE III.
         REPRESENTATIONS AND WARRANTIES OF DEBTORS................................................................3
                  3.1      Corporate Organization.................................................................3
                  3.2      Corporate Records......................................................................3
                  3.3      Authority Relative to this Agreement...................................................3
                  3.4      Governmental Approvals.................................................................3
                  3.5      Subsidiaries...........................................................................3
                  3.6      Shares.................................................................................4
                  3.7      Financial Statements...................................................................4
                  3.8      Notice of Claims.......................................................................5
                  3.9      Tax Matters............................................................................5
                  3.10     Compliance With Laws...................................................................8
                  3.11     Legal Proceedings......................................................................8
                  3.12     Permits................................................................................8
                  3.13     Material Agreements Other than Basic Oil and Gas Documents.............................8
                  3.14     Employee Matters......................................................................10
                  3.15     ERISA.................................................................................11
                  3.16     Environmental Matters.................................................................11
                  3.17     Oil and Gas Interests.................................................................12
                  3.18     Reserve Report........................................................................14
                  3.19     Nature of Debtors' Assets.............................................................14
                  3.20     Marketing of Production...............................................................14
                  3.21     Material Personal Property............................................................15
                  3.22     Intellectual Property, Data and Other Records and Information.........................15
                  3.23     Disclosure............................................................................15

ARTICLE IV.
         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................15
                  4.1      Organization and Formation............................................................15
                  4.2      Authority Relative to This Agreement..................................................16
                  4.3      Noncontravention......................................................................16
                  4.4      Governmental Approvals................................................................16
                  4.5      Legal Proceedings.....................................................................16
                  4.6      Investment Experience.................................................................16
                  4.7      Restricted Securities.................................................................17


                  4.8      Legend................................................................................17
                  4.9      Accredited Investor; Investment Intent................................................17

ARTICLE V.
         CONDUCT OF DEBTORS PENDING CLOSING......................................................................17
                  5.1      Conduct and Preservation of Business..................................................17
                  5.2      Restrictions on Certain Actions.......................................................17
                  5.3      Executory Contracts...................................................................19

ARTICLE VI.
         ADDITIONAL AGREEMENTS...................................................................................19
                  6.1      Access to Information; Confidentiality................................................19
                  6.2      Reasonable Best Efforts...............................................................20
                  6.3      Public Announcements..................................................................21
                  6.4      Notice of Litigation..................................................................21
                  6.5      Notification of Certain Matters.......................................................21
                  6.6      Amendment of Schedules................................................................21
                  6.7      Use of Proceeds.......................................................................22
                  6.8      Taxes.................................................................................22

ARTICLE VII.
         CONDITIONS TO OBLIGATIONS OF THE DEBTORS................................................................22
                  7.1      Representations and Warranties True...................................................22
                  7.2      Covenants and Agreements Performed....................................................22
                  7.3      Legal Proceedings.....................................................................22
                  7.4.     Credit Facility.......................................................................22
                  7.5      The Plan..............................................................................22

ARTICLE VIII.
         CONDITIONS TO OBLIGATIONS OF BUYER......................................................................22
                  8.1      Representations and Warranties True...................................................23
                  8.2      Covenants and Agreements Performed....................................................23
                  8.3      Certificate...........................................................................23
                  8.4      Legal Proceedings.....................................................................23
                  8.5      No Material Adverse Change............................................................23
                  8.6.     Credit Facility.......................................................................23
                  8.7      Charter and Related Documents.........................................................23
                  8.8      The Plan, Disclosure Statement and Confirmation Order.................................23
                  8.9      Other Documents.......................................................................24

ARTICLE IX.
         TERMINATION, AMENDMENT, AND WAIVER......................................................................24
                  9.1      Termination...........................................................................24
                  9.2      Effect of Termination.................................................................25
                  9.3      Amendment.............................................................................25
                  9.4      Waiver................................................................................25
                  9.5      Remedies Not Exclusive................................................................25

ARTICLE X.
        MISCELLANEOUS............................................................................................25
                  10.1     No Survival...........................................................................25


                  10.2     Notices...............................................................................26
                  10.3     Entire Agreement......................................................................27
                  10.4.    Binding Effect; Assignment; No Third Party Benefit....................................27
                  10.5     Severability..........................................................................27
                  10.6     GOVERNING LAW.........................................................................27
                  10.7     Further Assurances....................................................................27
                  10.8     Descriptive Headings..................................................................27
                  10.9     Gender................................................................................27
                  10.10    References............................................................................28
                  10.11    Counterparts..........................................................................28

ARTICLE XI.
        DEFINITIONS..............................................................................................28
                  11.1     Certain Defined Terms.................................................................28

                              ACQUISITION AGREEMENT

         This ACQUISITION AGREEMENT (this "Agreement") is dated as of June 30, 2000, by and among Michael Holdings, Inc., a Texas corporation ("Holdings"), Michael Petroleum Corporation, a Texas corporation ("MPC"), Michael Petroleum Alpha Corporation, a Texas corporation ("Alpha"), and MP Acquisition Company, LLC, a Texas limited liability company ("Buyer").

                                    RECITALS:

         A. Holdings, MPC and Alpha are herein sometimes individually called a "Debtor" and collectively called the "Debtors".

         B. The Debtors filed petitions for relief under Chapter 11 of the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified in Title 11 of the United States Code (the "Bankruptcy Code"), on December 10, 1999, in the United States Bankruptcy Court for the Southern District of Texas, Laredo Division (the "Bankruptcy Court"). Pursuant to an Order entered by the Bankruptcy Court on December 22, 1999, the Debtors' bankruptcy cases were administratively consolidated and are being jointly administered under Case No. 99-50569 (the "Bankruptcy Case").

         C. The Debtors have filed with the Bankruptcy Court Debtors' Second Amended Joint Plan of Reorganization Dated June 12 , 2000 (the "Plan") and Debtors' Second Amended Joint Disclosure Statement Under 11 U.S.C.
Section 1125 In Support of Debtors' Joint Plan of Reorganization Dated June 12, 2000 (the "Disclosure Statement").

         D. The Plan provides, among other things, (i) that Debtors will be substantively consolidated (with the resultant entity being herein called "Reorganized MPC"), (ii) that Reorganized MPC will issue and sell, and Buyer will purchase, common stock in Reorganized MPC, (iii) that the proceeds from the purchase hereunder plus the proceeds of the Credit Facility (as defined herein) will be distributed or set aside in a reserve in satisfaction of outstanding creditors' claims and equity interests and (iv) that Electing Class 4 Creditors (as such term is defined herein) will receive stock in Reorganized MPC up to a maximum amount of $27,000,000.

         E. The Debtors and Buyer deem it in their mutual best interests to set forth the terms upon which Reorganized MPC will issue and sell, and Buyer will purchase, common stock in Reorganized MPC.

                                   AGREEMENT:

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Debtors and Buyer hereby agree as follows:

                                   ARTICLE I.

                            TERMS OF THE TRANSACTION

         1.1 AGREEMENT TO SELL AND ISSUE SHARES. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Reorganized MPC shall sell and deliver to Buyer, and Buyer shall purchase and accept from Reorganized MPC, 100% of the issued and outstanding shares of Reorganized MPC Common Stock save and except for shares of Reorganized MPC Common Stock issued (or reserved for issue) to Electing Class 4 Creditors and Class 6C Interest Holders in accordance with the Plan. The total number of shares of Reorganized MPC Common Stock to be issued to Buyer and such other shareholders shall be one million. As used herein, the number of shares of Reorganized Common Stock sold to Buyer hereunder shall be herein called the "Shares".

         1.2 PURCHASE PRICE AND PAYMENT. In consideration of the sale of the shares of Reorganized MPC Common Stock under Section 1.1, Buyer shall pay to Reorganized MPC at the Closing $57,000,000 cash less the amount of the distributions contributed (or estimated by Buyer and Reorganized Michael to be contributed) by the Electing Class 4 Creditors under the Plan in exchange for shares of Reorganized MPC Common Stock. Payment of the cash purchase price under this Section shall be made by Buyer in immediately available funds by confirmed wire transfer to a bank account designated by Debtors no later than the third business day prior to the Closing Date. If such estimate of contributed distributions is from time to time determined to be too large, Buyer shall pay an appropriate additional portion of such $57,000,000 cash to Reorganized MPC in exchange for additional shares of Reorganized MPC Common Stock previously reserved for issuance to Electing Class 4 Creditors, and if such estimate is from time to time determined to be too small, Buyer and Reorganized MPC shall rescind an appropriate part of Buyer's purchase of Reorganized MPC Common Stock and Reorganized MPC shall return to Buyer the purchase price therefor.

                                   ARTICLE II.

                                     CLOSING

         The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Thompson & Knight L.L.P., 1200 Smith, Suite 3600, Houston, TX 77002 at 10:00 a.m., local time, on the Effective Date (as such term is defined in the Plan) or otherwise at such time or place as directed by the Bankruptcy Court. The date on which the Closing is required to take place is herein referred to as the "Closing Date." All Closing transactions shall be deemed to have occurred simultaneously. At the Closing, Reorganized MPC shall receive $57,000,000 from Buyer and/or Electing Class 4 Creditors, plus $50,000,000 advanced under the Credit Facility, for a total of $107,000,000. These funds shall be added to the other components of "Net Plan Consideration" under the Plan for distribution under the Plan to the Debtors' creditors.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF DEBTORS

         The Debtors jointly and severally represent and warrant to Buyer as follows:

         3.1 CORPORATE ORGANIZATION. Each Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted.

         3.2 CORPORATE RECORDS. Debtors have made available to Buyer accurate and complete copies of (i) their respective articles of incorporation, bylaws, and other charter documents as currently in effect and
(ii) their respective stock or other equity ownership interest records. Such records accurately reflect in all material respects the stock or other equity ownership of the Debtors. No Debtor is in violation of any provision of its charter or bylaws or other charter documents.

         3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each Debtor has full corporate power and corporate authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and, subject to entry of the Confirmation Order and approval of this Agreement by the Bankruptcy Court, to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by each Debtor of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of such Debtor. This Agreement has been duly executed and delivered by each Debtor. Each Ancillary Document executed or to be executed by each Debtor has been, or when executed will be, duly executed and delivered by such Debtor or Reorganized MPC (as applicable). Subject to the entry of the Confirmation Order by the Bankruptcy Court, this Agreement and each Ancillary Document constitutes, or when executed and delivered will constitute, valid and legally binding obligations of each Debtor, enforceable against such Debtor in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         3.4 GOVERNMENTAL APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by any Debtor in connection with the execution, delivery, or performance by such Debtor of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than those required under the Bankruptcy Code.

         3.5      SUBSIDIARIES.

         (a) Except as set forth in SCHEDULE 3.5, Holdings does not own, directly or indirectly, any capital stock of, or other equity interest in, any corporation or have any direct or indirect equity or ownership interest in any other person, other than the Subsidiaries. SCHEDULE 3.5 lists each Subsidiary, the jurisdiction of incorporation or formation of each Subsidiary, and the authorized (in the case of capital stock) and outstanding capital stock or other equity interests of each Subsidiary. Each Subsidiary is duly incorporated or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation. As detailed on SCHEDULE 3.5, each Subsidiary is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing in each of the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business. Each Subsidiary has all requisite corporate or other power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Subsidiary are pending, or to the knowledge of Debtors, threatened.

         (b) Except as otherwise indicated on SCHEDULE 3.5, all the outstanding capital stock or other equity interests of each Subsidiary are owned directly or indirectly by Holdings, free and clear of all Encumbrances. All outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable. No shares of capital stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

         (c) Except as set forth on SCHEDULE 3.5, there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of any Subsidiary, (ii) no securities of Holdings or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary, (iii) no options or other rights to acquire from Holdings or any Subsidiary, and no obligation of Holdings or any Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Subsidiary or any securities convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary. There are (and as of the Closing Date there will be) no outstanding obligations of Holdings or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights.

         3.6 SHARES. Upon consummation of the transactions contemplated hereby and payment for the Shares, Buyer will acquire good and marketable title to the Shares, free and clear of all Encumbrances. When acquired, the Shares will represent 100% of the issued and outstanding shares of Reorganized MPC Common Stock, on a fully-diluted basis, save and except the shares of Reorganized MPC issued to Electing Class 4 Creditors and Class 6C Interest Holders as provided in the Plan.

         3.7 FINANCIAL STATEMENTS. Debtors have delivered to Buyer accurate and complete copies of:

                  (a) MPC's audited consolidated balance sheet as of December 31, 1999, and the related audited consolidated statements of income, stockholder's equity, and cash flows for the year then ended, and the notes thereto (the "Audited Financial Statements"),

                  (b) MPC's unaudited consolidated balance sheet as of March 31, 2000 (the "Latest Balance Sheet") and the related unaudited consolidated statements of income and cash flows for the quarter then ended (the "Unaudited Financial Statements"), certified by MPC's chief financial officer, and

                  (c) Holding's unaudited consolidating balance sheet as of March 31, 2000 (the "Consolidating Balance Sheet") and the related unaudited consolidating statement of income for the quarter then ended (the "Consolidating Financial Statements"), certified by Holding's chief financial officer

(collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of Holdings and its consolidated Subsidiaries in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, except that the Unaudited Financial Statements are not accompanied by notes or other textual disclosure required by generally accepted accounting principles and accurately, completely, and fairly present in all material respects MPC's and Holding's respective financial positions as of the respective dates thereof and their results of operations and cash flows for the periods then ended, except that the Unaudited Financial Statements and Consolidating Financial Statements are subject to normal year-end adjustments.

         3.8 NOTICE OF CLAIMS. Debtors have used their best efforts to identify all holders of a claim against or interest in any of the Debtors and have provided all necessary and appropriate notices of the Bankruptcy Case and of the Plan to such holders.

         3.9      TAX MATTERS.  Except as disclosed on SCHEDULE 3.9:

         (a) Debtors have (and as of the Closing Date will have) duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to them with the IRS or other applicable Taxing authority, and as of the Closing Date no extensions with respect to such Tax Returns will be outstanding, and all such Tax Returns are true, correct and complete in all material respects and were prepared and filed in accordance with applicable law.

         (b) Debtors have (and as of the Closing Date will have) paid, or fully and specifically reserved against in the Financial Statements, all Taxes due, or claimed by any Taxing authority to be due, from or with respect to them, except Taxes that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside as disclosed on SCHEDULE 3.9, and there are no liens for Taxes (other than for Taxes not yet due and payable) upon any of the assets of any Debtor.

         (c) There has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other Taxing authority in connection with any of the Tax Returns, nor has Debtor received any notice from the IRS or any such other Taxing authority that any Tax Return is being audited or may be audited or examined.

         (d) SCHEDULE 3.9 sets forth a list of states, territories and jurisdictions (whether foreign or domestic) in which Debtors file Tax Returns, including sales tax returns, and the Debtors have delivered to Buyer true, correct and complete copies of all federal income Tax Returns, audit and examination reports, and statements of deficiencies filed by, assessed against or agreed to by the Debtors for all periods with respect to which the applicable statute of limitations remains open and will deliver to Buyer any such documents received on or before the Closing Date immediately upon receipt.

         (e) The Debtors have (and as of the Closing Date will have) made all deposits required with respect to Taxes.

         (f)      [intentionally omitted]

         (g) No waiver or extension of any statute of limitations as to any federal, state, local, or foreign Tax matter has been given by or requested from the Debtors.

         (h)      [intentionally omitted]

         (i) No Debtor is required to make any material adjustments with respect to a change in Tax accounting methods, and no Debtor has proposed such adjustment or received written notice that the IRS or another taxing authority has proposed such adjustment.

         (j) No Debtor has any deferred income reportable for a current tax period (or portion thereof) or a period (or portion thereof) beginning after the Closing Date but that is attributable to a transaction (e.g., an installment sale) occurring in a period (or portion thereof) ending on or prior to the Closing Date.

         (k) No Debtor has received written notice of a claim made by any Taxing authority in a jurisdiction where such Debtor does not file Tax Returns that such Debtor is or may be subject to Tax in such jurisdiction.

         (l) No Debtor (i) is, or has ever been, a party to, bound by or subject to any Tax allocation or Tax sharing agreement (or similar agreement), (ii) has any current or potential contractual obligation to indemnify any other person with respect to Taxes, or (iii) is a party to any joint venture, partnership, contract or other arrangement which is treated as a partnership for U.S. federal income Tax purposes.

         (m) Each of the Debtors has validly adopted the calendar year as its fiscal year for federal income tax purposes.

         (n) None of the assets of the Debtors (i) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, (ii) is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, or (iii) secures any debt, the interest of which is exempt from income Tax under Section 103 of the Code.

         (o) The charges, accruals and reserves with respect to Taxes on the Financial Statements of the Debtors (excluding any provision for deferred income Taxes established to reflect timing differences between book and tax income) for all tax periods (or portions thereof) ending on or before the Closing Date (including any period for which no Tax Return has yet been filed) are adequate and are at least equal to such corporations' liability for Taxes.

         (p) No Debtor has (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, (iii) filed an election under Sections 338(g) or 338(h)(10) of the Code, or (iv) been a party to any agreement or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, or the payment of any compensation that is not deductible under Section 162(m) of the Code.

         (q)      [Intentionally omitted]

         (r) The Debtors have been taxed as corporations under Subchapter C of the Code.

         (s) The Debtors have no elections in effect for federal income tax purposes under Sections 108, 168, 441, 463, 472, 1017, 1033 or 4977 of
the Code.

         (t) The Company has not utilized for income tax purposes any investment tax credit which would be subject to recapture as a consequence of this transaction.

         (u)      The Company has not engaged in any transaction described in
Section 355 of the Code at any time within two (2) years from the date of the Agreement.

         (v) No Debtor owns any interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation, or (iv) passive foreign investment company.

         (w) During the previous two years, no Debtor has engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code.

         (x) None of the property owned or used by the Debtors is subject to a capitalized lease or other lease (other than a "true" lease) for federal income tax purposes.

         (y)      [intentionally omitted]

         (z) The Debtors have never been members of an "affiliated group" within the meaning of Section 1504(a)(1) nor have the Debtors elected or been required to join in any consolidated, combined or unitary Federal, state, local or foreign Tax filings (other than the "affiliated group" of which they currently are members).

         (aa) The Debtors have complied with all Applicable Law, rules and regulations relating to the payment and withholding of Taxes and complied with all information reporting and backup withholding requirements, including the maintenance of records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party, and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate Taxing authorities all amounts required to be so withheld and paid over for all periods under all Applicable Law.

         3.10 COMPLIANCE WITH LAWS. Since the Petition Date, Debtors have complied in all material respects with all Applicable Laws. No Debtor has received any written notice, which has not been dismissed or otherwise disposed of, that such Debtor has not so complied. No Debtor is charged or, to the knowledge of such Debtor, threatened with, or, to the best knowledge of such Debtor, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Debtors, except for such noncompliance which, individually or in the aggregate, does not and will not result in a Material Adverse Effect.

         3.11 LEGAL PROCEEDINGS. There are no Proceedings pending or, to the best knowledge of Debtors, threatened against or involving any Debtor (or any of their respective directors or officers in connection with the business or affairs of the Debtors) or any properties or rights of the Debtors, except
(i) as disclosed in the Disclosure Statement and (ii) for the Bankruptcy Case. There are no Proceedings pending or, to the knowledge of the Debtors, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         3.12 PERMITS. The Debtors hold all Permits necessary or required for the conduct of the business of the Debtors as currently conducted, except where the failure to hold such Permits could not reasonably be expected to have a Material Adverse Effect. Each of such Permits is in full force and effect, each Debtor is in compliance in all material respects with all its obligations with respect thereto, and, to the knowledge of the Debtors, no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. No written notice has been issued by any Governmental Entity to a Debtor and no Proceeding is pending or, to the knowledge of the Debtors, threatened with respect to any alleged failure by a Debtor to have any Permit.

         3.13     MATERIAL AGREEMENTS OTHER THAN BASIC OIL AND GAS DOCUMENTS.

         (a) Set forth on SCHEDULE 3.13 is a list of all the following agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") which are executory to which any Debtor is a party or by which such Debtor or any of its properties is otherwise bound, exclusive of the Basic Oil and Gas Documents:

                  (i) collective bargaining agreements and similar agreements with employees as a group;

                  (ii) employee benefit agreements, trusts, plans, funds, or other arrangements of any nature, including those referred to in
         Section 5.2(e)(i);

                  (iii) agreements with any current or former shareholder, director, officer, employee, consultant, or advisor or any affiliate of any such person;

                  (iv)     agreements between or among the Debtors;

                  (v) indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money by any Debtor or to the direct or indirect guarantee or assumption by any Debtor of any obligation of others, including any agreement

         (other than trade payables incurred in the ordinary course of business) that has the economic effect although not the legal form of any of the foregoing;

                  (vi) agreements relating to the acquisition or disposition of assets, other than those entered into in the ordinary course of business consistent with past practice;

                  (vii) agreements relating to the acquisition or disposition of any interest in any business enterprise;

                  (viii) agreements containing any covenant limiting the freedom of any Debtor to engage in any line of business or compete with any other person in any geographic area or during any period of time;

                  (ix) partnership, joint venture and profit sharing agreements;

                  (x) contracts and other agreements under which any Debtor agrees to indemnify any party (exclusive of any standard and customary agreements to indemnify contained in operating or similar agreements);

                  (xi)     agreements with any Governmental Entity;

                  (xii) agreements relating to the Release or Disposal of Hazardous Substances;

                  (xiii) agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other person;

                  (xiv) agreements not made in the ordinary course of business; and

                  (xv) other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Debtors considered as a whole (exclusive, however, of the Basic Oil and Gas Documents).

         (b) The Debtors have made available to Buyer accurate and complete copies of the agreements listed on SCHEDULE 3.13. Each of such agreements is a valid and binding agreement of the Debtors (to the extent each is a party thereto) and (to the knowledge of the Debtors) the other party or parties thereto, enforceable against the Debtors (to the extent each is a party thereto) and (to the knowledge of the Debtors) such other party or parties in accordance with its terms, subject to any violations or defaults thereof arising solely out of the filing of the Bankruptcy Case. To the knowledge of the Debtors, no other party to any of such agreements is in breach of or in default under such agreements, nor since the Petition Date has any assertion been made by the Debtors of any such breach or default.

         (c) No Debtor has received notice of any plan or intention of any other party to any material agreement to exercise any right of offset with respect to, or any right to cancel or terminate, any material agreement. Except to the extent, if any, contemplated by the Plan, no Debtor currently contemplates, or has reason to believe any other person currently contemplates, any amendment or change to any agreement, which amendment or change could have a Material Adverse Effect on the Debtors.

         3.14     EMPLOYEE MATTERS.

         (a) The Debtors have delivered to Buyer a complete and accurate list of the names, titles and Cash Compensation (as defined below) of all executive management of the Debtors, regardless of compensation levels, and other employees who are currently compensated at a rate in excess of $50,000 per year or who earned in excess of $50,000 during the Debtors' preceding fiscal year. In addition, the Debtors have delivered to Buyer a schedule containing a complete and accurate description of (i) all increases in Cash Compensation of such employees of the Debtors during the current and immediately preceding fiscal years of the Debtors, (ii) any written promised increases in Cash Compensation of such employees of the Debtors that have not yet been effected and (iii) all increases in Cash Compensation of any other employees which would cause such employees to be compensated at a rate in excess of $50,000 per year, but which have not yet been effected. As used in this Section, "Cash Compensation" shall mean wages, salaries, bonuses (discretionary and formula) and other compensation paid or payable in cash.

         (b) SCHEDULE 3.14(b) contains a complete and accurate list of all Compensation Plans (as defined below) sponsored by any Debtor or to which any Debtor contributes on behalf of its employees. The Compensation Plans include, without limitation, plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.

         (c) SCHEDULE 3.14(c) contains a complete and accurate list of all employment agreements to which any Debtor is a party with respect to its employees. Such employment agreements include any noncompetition agreements.

         (d) SCHEDULE 3.14(d) contains a complete and accurate list of all employee manuals, policies, procedures and work related rules that apply to employees of any Debtor (in this Section, "Employee Policies and Procedures").

         (e) No material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any compensation plans, arrangements and practices, employment agreements to which any Debtor is a party with respect to its employees or Employee Policies and Procedures.

         (f) Each Debtor has been and is in substantial compliance in all material respects with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours.

         (g) No Debtor has ever been a party to any written agreement with any union, labor organization or collective bargaining unit. To the best of Debtors' knowledge, no employees of any Debtor are represented by any union, labor organization or collective bargaining unit. To the knowledge of the Debtors, the employees of the Debtors have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

         3.15 ERISA. Other than as disclosed on SCHEDULE 3.14(b), there is no "employee benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is, or is required to be, maintained, administered, or contributed to by the Debtors or any affiliate of the Debtors, and (iii) which covers any employee or former employee of the Debtors or any affiliate of the Debtors or under which any Debtor or any affiliate of such Debtor has any liability. For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code.

         3.16     ENVIRONMENTAL MATTERS.

         (a)      Except as disclosed on SCHEDULE 3.16:

                  (i) the properties, operations, and activities of the Debtors comply with all Applicable Environmental Laws (as defined below), except for noncompliance that could not reasonably be expected to have a Material Adverse Effect;

                  (ii) the Debtors and the properties, operations, and activities of the Debtors are not subject to any existing, pending, or, to the knowledge of the Debtors, threatened Proceeding under, or to any remedial obligations under, any Applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect;

                  (iii) all Permits, if any, required to be obtained by any Debtor under any Applicable Environmental Laws in connection with any material aspect of the business of the Debtors, including without limitation those relating to the treatment, storage, disposal, or release of a hazardous material (as defined below), have been duly obtained and are in full force and effect, and the Debtors are in compliance with the material terms and conditions of all such Permits, except to the extent that non-compliance, either individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect;

                  (iv) the Debtors are currently in compliance with all financial responsibility requirements applicable to their respective operations and imposed by any Governmental Entity under any Applicable Environmental Laws; and, since the Petition Date, the Debtors, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect, have not received any notice of noncompliance with any such financial responsibility requirements;

                  (v) there are no physical or environmental conditions existing on any property owned or leased by the Debtors or resulting from any Debtor's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any Applicable Environmental Laws, other than normal and ordinary remedial work associated with standard and customary operations and plugging and abandoning of oil and gas facilities;

                  (vi) all hazardous materials generated by the Debtors or used in connection with their respective properties, operations, or activities have been transported only by carriers authorized under Applicable Environmental Laws to transport such materials, and have been disposed of only at treatment, storage, and disposal facilities authorized under Applicable Environmental Laws to treat, store, or dispose of such materials, and, such carriers and facilities, at the time of such transportation or disposal, were operating in compliance with such authorizations and were not the subject of any existing, pending, or threatened Proceeding in connection with any Applicable Environmental Laws;

                  (vii) there has been no exposure of any person or property to hazardous materials, nor has there been any release of hazardous materials into the environment in violation of any Applicable Environmental Laws, by the Debtors or in connection with their respective properties, operations, or activities that could reasonably be expected to give rise to any claim for damages or compensation that could reasonably be expected to have a Material Adverse Effect; and

                  (viii) the Debtors shall make available to Buyer all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Debtors relating to any of the current or former properties, operations, or activities of the Debtors.

For purposes of the representations and warranties set forth in paragraphs
(v), (vi) and (vii) above, such representations and representations shall be deemed made to the knowledge of the Debtors to the extent they relate to operations or facilities where Debtors are not the operator.

         (b) For purposes of this Agreement, "Applicable Environmental Laws" means any and all Applicable Laws pertaining to health, safety, or the environment in effect in any and all jurisdictions in which the Debtors have conducted operations or activities or owned or leased property, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. For purposes of this Agreement, the term "hazardous material" means any substance which is listed or defined as a hazardous substance, hazardous constituent, or solid waste pursuant to any Applicable Environmental Laws.

         3.17     OIL AND GAS INTERESTS.

         (a) Schedule 3.17 contains a complete and accurate list of the Debtor's Oil and Gas Interests and sets forth the respective Working Interest and Net Revenue Interests claimed by the Debtors therein.

         (b) The oil, gas and/or mineral leases, interests in which comprise part of the Debtors' Oil and Gas Interests, and all other material contracts and agreements, licenses, permits and easements, rights-of-way and other rights-of-surface use comprising any part of or otherwise relating to the Debtors' Oil and Gas Interests (the "Basic Oil and Gas Documents") are in full force and effect in all material respects and constitute valid and binding obligations of the parties thereto. Except as set forth in SCHEDULE
3.17 (and except for violations or defaults which arise solely out of the filing of the Bankruptcy Case), since the Petition Date no Debtor is in breach or default (and, to the knowledge of Debtors, no situation currently exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the Basic Oil and Gas Documents, and (to the best of the Debtors' knowledge) no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists, to the extent such breach or default (whether by a Debtor or such a third party) could reasonably be expected to materially adversely affect the ownership, operation, value or use of any material Oil and Gas Interest after the Closing Date. All payments (including all delay rentals, royalties, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under the Basic Oil and Gas Documents have been and are being made (timely, and before the same became delinquent) by the Debtors in all material respects (and, where the non-payment of same by a third party could materially adversely affect the ownership, operation, value or use of an Oil and Gas Interest after the Closing Date, have been and are being made, to the Debtors' knowledge, by such third parties). For the purposes of the representations contained in this Section (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of any material Oil and Gas Interest shall be considered material.

         (c) Except as set forth in SCHEDULE 3.17 and authorizations for expenditure under $5,000: (i) no Debtor has incurred any expenses, and has made any commitments to make expenditures in connection with (and no other obligations or liabilities have been incurred by the Debtors which would adversely affect) the ownership or operation of the Oil and Gas Interests after the Closing Date, other than routine expenses incurred in the normal operation of wells included in the Oil and Gas Interests; (ii) no Debtor has abandoned any wells (or removed any material items of equipment, except those replaced by items of materially equal suitability) included in the Oil and Gas Interests since the effective date of the Reserve Report; and (iii) no proposals are currently outstanding (whether made by a Debtor or by any other party) to abandon any wells included in the Oil and Gas Interests.

         (d) Except as set forth on SCHEDULE 3.17, to the knowledge of Debtors there are no dry holes, or shut in or otherwise inactive wells, included in the Oil and Gas Interests, except for wells that have been plugged and abandoned.

         (e) To the best of Debtors' knowledge, all proceeds from the sale of each Debtor's share of the hydrocarbons being produced from its oil, gas and mineral properties are currently being paid in full to such party by the purchasers thereof on a timely basis and none of such proceeds are currently being held in suspense by such purchaser or any other party.

         (f) Except as set forth in SCHEDULE 3.17, there is no Oil and Gas Interest with respect to which any Debtor (or, to Debtors' knowledge, its predecessor in title) have collectively taken more or less production from such Oil and Gas Interest than the ownership of the Debtors and such predecessors in title would entitle them to receive.

         (g) To Debtors' knowledge, none of the Oil and Gas Interests is subject to having allowable production after the date hereof reduced below the full and regular allowable because of any overproduction prior to the date hereof.

         (h) Except as set forth in SCHEDULE 3.17, no Debtor is obligated, by virtue of a written prepayment arrangement, "take or pay" arrangement, production payment or any other arrangement to deliver oil, gas or other hydrocarbons produced from the Oil and Gas Interests at some future time without then receiving full payment therefor.

         3.18 RESERVE REPORT. The Debtors have delivered to Buyer a copy of the reserve report (the "Reserve Report") dated as of December 31, 1999, prepared by the independent reserve engineering firm of Netherland Sewell & Associates, Inc. (the "Reserve Engineers"), relating to the oil and gas reserves of the Debtors. The factual information underlying the estimates of the reserves of the Debtors, which was supplied by the Debtors to the Reserve Engineers for the purpose of preparing the Reserve Report, including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts, costs of operations and development, and working interest and net revenue information relating to the Debtors' ownership interests in properties, was true and correct in all material respects on the dates of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineers were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineers for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; each Reserve Engineer was, as of the date of the Reserve Report prepared by it, and are, as of the date hereof, independent petroleum engineers with respect to the Debtors; and other than normal production of the reserves, intervening oil and gas price fluctuations, and delays in the drilling and completion dates anticipated for the purposes of the Reserve Report, the Debtors are not as of the date hereof and as of the Closing Date will not be, aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Reserve Report.

         3.19 NATURE OF DEBTORS' ASSETS. The assets of the Debtors and any other Subsidiary consist solely of (i) reserves of oil and gas, rights to reserves of oil and gas and associated exploration and production assets with a fair market value not exceeding $500 million and (ii) other assets with a fair market value not exceeding $15 million. For purposes of this Section 3.19, the term "associated exploration and production assets" shall have the meaning ascribed thereto in Section 802.3 of the Rules promulgated pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         3.20     MARKETING OF PRODUCTION. Except for contracts listed on
SCHEDULE 3.20 (with respect to all of which contracts each Debtor represents that it or its affiliates are receiving a price for all production sold thereunder which is computed in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject property's delivery capacity), there exist no material agreements for the sale of production from the Debtors' Oil and Gas Interests (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than agreements or arrangements that are cancelable on 90 days notice or less without penalty or detriment.

         3.21 MATERIAL PERSONAL PROPERTY. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Debtors that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by any Debtor, in a manner consistent with such Debtor's or its affiliates' past practices.

         3.22 INTELLECTUAL PROPERTY, DATA AND OTHER RECORDS AND INFORMATION. The Debtors either own or have valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, geological data, geophysical data, engineering data, maps, interpretations and other technical information used in their businesses as presently conducted, lease, land, title and other files, records and other similar information, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of oil, gas, condensate and other hydrocarbons, with such exceptions as would not result in a Material Adverse Effect. There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the transactions contemplated by this Agreement, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder, except any such limitations that would not have a Material Adverse Effect. The Debtors are in compliance in all material respects with such licenses and agreements and there are no pending or, to the best knowledge of the Debtors, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of any Debtor to use, copy, modify or distribute the same.

         3.23 DISCLOSURE. No representation or warranty made by the Debtors in this Agreement, and no statement of the Debtors contained in any document, certificate, or other writing furnished or to be furnished by Debtors pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The Debtors know of no matter (other than matters of a general economic character, including commodity prices, not relating solely to the Debtors in any specific manner) which has not been disclosed to Buyer pursuant to this Agreement which has or is reasonably likely to have a Material Adverse Effect on the Debtors or affect the ability of the Debtors to consummate the transactions contemplated hereby.

                                   ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Debtors that:

         4.1 ORGANIZATION AND FORMATION. Buyer is duly organized, validly existing, and in good standing under the laws of the State of Texas and has all requisite limited liability company power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has full power and authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and, subject to entry of the Confirmation Order by the Bankruptcy Court, to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action of Buyer. This Agreement has been duly executed and delivered by Buyer. Each Ancillary Document executed or to be executed by Buyer has been, or when executed will be, duly executed and delivered by Buyer. Subject to the entry of the Confirmation Order by the Bankruptcy Court, this Agreement and each Ancillary Document constitutes, or when executed and delivered will constitute, valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         4.3 NONCONTRAVENTION. The execution, delivery, and performance by Buyer of this Agreement and the Ancillary Documents to which Buyer is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the governing documents of Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization, or waiver of any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound or any Permit held by Buyer, (iii) result in the creation or imposition of any Encumbrance upon the properties of Buyer, or
(iv) violate any Applicable Law binding upon Buyer.

         4.4 GOVERNMENTAL APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement and the Ancillary Documents to which it is a party or the consummation by Buyer of the transactions contemplated hereby or thereby, other than those required under the Bankruptcy Code.

         4.5 LEGAL PROCEEDINGS. There are no Proceedings pending or, to the best knowledge of Buyer, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         4.6 INVESTMENT EXPERIENCE. Buyer acknowledges that it can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters (including the oil and gas business) that it is capable of evaluating the merits and risks of an investment in the Shares.

         4.7 RESTRICTED SECURITIES. Buyer understands that the Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

         4.8 LEGEND. It is agreed and understood by Buyer that the certificates representing the Shares shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Applicable Law or other agreement, a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         4.9 ACCREDITED INVESTOR; INVESTMENT INTENT. Buyer is an accredited investor as defined in Regulation D under the Securities Act. Buyer is acquiring its portion of the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

                                   ARTICLE V.

                       CONDUCT OF DEBTORS PENDING CLOSING

         The Debtors jointly and severally covenant and agree with Buyer as follows:

         5.1 CONDUCT AND PRESERVATION OF BUSINESS. Except as expressly provided in this Agreement or in the Plan, during the period from the date hereof to the Closing, the Debtors (i) shall operate their business and affairs in all material respects in compliance with the Bankruptcy Code and any orders entered by the Bankruptcy Court and shall use reasonable best efforts to seek and obtain approval of the Bankruptcy Court to operate such business and affairs consistent with prudent industry practices and in compliance with all Applicable Laws; and (ii) shall each use reasonable best efforts to preserve, maintain, and protect their properties consistent with prudent industry practices.

         5.2 RESTRICTIONS ON CERTAIN ACTIONS. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in the Plan, prior to the Closing, no Debtor shall, without the prior written consent of Buyer:

                  (a) amend its charter or bylaws or other governing instruments;

                  (b) (i) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents; or (ii) amend in any respect any of the terms of any such securities outstanding as of the date hereof;

                  (c) (i) split, combine, or reclassify any shares of its capital stock; (ii) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; or (iii) repurchase, redeem, or otherwise acquire any of its securities;

                  (d) (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other person; (ii) make any loans, advances, or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries); (iii) pledge or otherwise encumber shares of capital stock; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon;

                  (e) (i) enter into, adopt, or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer, or employee; (ii) increase in any manner the compensation or fringe benefits of any director, officer, or employee; or (iii) pay to any director, officer, or employee any benefit not required by any employee benefit agreement, trust, plan, fund, or other arrangement as in effect on the date hereof;

                  (f) acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to the Debtors taken considered as a whole;

                  (g) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof;

                  (h) make any capital expenditure or expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $3,500,000;

                  (i) amend any Tax Return or make any Tax election or settle or compromise any federal, state, local, or foreign Tax liability material to the Debtors considered as a whole;

                  (j) pay, discharge, or satisfy any claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements or incurred since December 31, 1999 in the ordinary course of business consistent with past practice; provided, however, that in no event shall any Debtor repay any long-term indebtedness except to the extent required by the terms thereof or the Plan or other order of the Bankruptcy Court;

                  (k) enter into any lease, contract, agreement, commitment, arrangement, or transaction outside the ordinary course of business consistent with past practice;

                  (l) amend, modify, or change in any material respect any existing lease, contract, or agreement, other than in the ordinary course of business consistent with past practice;

                  (m) waive, release, grant, or transfer any rights of value, other than in the ordinary course of business consistent with past practice;

                  (n) change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in generally accepted accounting principles and notice of which is given in writing by the Debtors to Buyer;

                  (o) take any action which would or might make any of the representations or warranties of the Debtors contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

                  (p) authorize or agree in writing or otherwise to take, any of the actions described in this Section.

         5.3 EXECUTORY CONTRACTS. On or before the earlier of the Closing Date and the "Confirmation Date" under the Plan, the Debtors will assume the executory contracts and unexpired leases listed as being assumed on SCHEDULE 5.3 hereto and will reject the executory contracts and unexpired leases listed as being rejected on SCHEDULE 5.3 hereto. Buyer covenants and agrees to cooperate with Debtors in connection with furnishing information pertaining to the satisfaction of the requirement of adequate assurances of future performance as required under Section 365(f)(2)(B) of the Bankruptcy Code.

                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         6.1      ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) Between the date hereof and the Closing, the Debtors: (i) shall, during normal business hours and upon reasonable prior notice, give Buyer and its authorized representatives reasonable access to all employees, all plants, offices, warehouses, and other facilities, and all books and records, including work papers and other materials prepared by the Debtors' independent public accountants, of the Debtors, (ii) shall, during normal business hours and upon reasonable prior notice, permit Buyer and its authorized representatives to make inspections as Buyer may reasonably require, and (iii) shall cause the Debtors' officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Debtors as Buyer may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of the Debtors contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith.

         (b) Buyer agrees that all Confidential Information (as defined below) shall be kept confidential by Buyer and Buyer Representatives and shall not be disclosed by Buyer or Buyer Representatives in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees, and authorized representatives (including without limitation attorneys, accountants, consultants, bankers, and financial advisors) of Buyer (collectively, for purposes of this Section, "Buyer Representatives") as need to know such information for the purpose of evaluating the transactions contemplated hereby, (ii) any disclosure of Confidential Information may be made to the extent to which the Debtors consent in writing, and (iii) Confidential Information may be disclosed by Buyer or any Buyer Representative to the extent that Buyer or Buyer Representative is legally compelled to do so, provided that, prior to making such disclosure, Buyer or such Buyer Representative, as the case may be, advises and consults with the

Debtors regarding such disclosure and provided further that Buyer or such Buyer Representative, as the case may be, discloses only that portion of the Confidential Information as is legally required. Buyer agrees that none of the Confidential Information will be used for any purpose other than in connection with the transactions contemplated hereby. The term "Confidential Information," as used herein, means all information obtained by or on behalf of Buyer from the Debtors or their representatives pursuant to this Section and all similar information obtained from the Debtors or their representatives by or on behalf of Buyer prior to the date of this Agreement, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by Buyer or any Buyer Representative, (ii) was or becomes available to Buyer on a nonconfidential basis from a person other than a Debtor or its representatives prior to disclosure to Buyer by such Debtor or its representatives, or (iii) was or becomes available to Buyer from a source other than a Debtor and its representatives, provided that such source is not known by Buyer to be bound by a confidentiality agreement with such Debtor.

         6.2 REASONABLE BEST EFFORTS. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) reasonable best efforts to obtain any such consents, approvals, orders, authorizations, and waivers and to effect any such declarations, filings, and registrations; (iii) reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) reasonable best efforts to defend, and cooperate in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

         6.3 PUBLIC ANNOUNCEMENTS. Except as may be required by Applicable Law or this Section 6.3, neither Buyer nor the Debtors shall issue any press release or otherwise make any statement to the public generally with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties (which consent shall not be unreasonably withheld). Any such press release or statement required by Applicable Law shall only be made after reasonable notice to the other parties.

         6.4 NOTICE OF LITIGATION. Until the Closing, (i) Buyer, upon learning of the same, shall promptly notify the Debtors of any Proceeding which is commenced or threatened against Buyer and which affects this Agreement or the transactions contemplated hereby and (ii) each Debtor, upon learning of the same, shall promptly notify Buyer of any Proceeding which is commenced or threatened against such Debtor and which affects this Agreement or the transactions contemplated hereby.

         6.5 NOTIFICATION OF CERTAIN MATTERS. Each Debtor shall give prompt notice to Buyer of: (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article III to be untrue or inaccurate at or prior to the Closing, (ii) any failure of such Debtor to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by such Debtor hereunder, and (iii) any notice or other communication from any person alleging that the consent or approval of such person is or may be required in connection with the transactions contemplated by this Agreement. Buyer shall give prompt notice to the Debtors of: (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in
Article IV to be untrue or inaccurate at or prior to the Closing, and (ii) any failure of Buyer to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section shall not be deemed to: (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Articles VII and VIII, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.6 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 7.1 and 8.1 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto.

         6.7 USE OF PROCEEDS. Reorganized MPC will use the cash proceeds from the purchase of the Shares and the Credit Facility in accordance with the Plan.

         6.8 TAXES. As of the Closing Date, the Debtors will terminate and cancel (either by operation of the Plan or otherwise) all Tax sharing or Tax allocation agreements or similar agreements, and all such agreements shall be without future force and effect.

                                  ARTICLE VII.

                    CONDITIONS TO OBLIGATIONS OF THE DEBTORS

         The obligations of the Debtors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of Buyer contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct in all material respects on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

         7.2 COVENANTS AND AGREEMENTS PERFORMED. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         7.3 LEGAL PROCEEDINGS. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.4. CREDIT FACILITY. Reorganized MPC shall have entered into the Credit Facility.

         7.5 THE PLAN. All conditions precedent under the Plan shall have been satisfied or waived as provided in the Plan, and the Confirmation Order shall have been entered by the Bankruptcy Court and shall not have been reversed, stayed, modified or amended in any material respect.

                                  ARTICLE VIII.

                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of the Debtors contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct in all material respects on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

         8.2 COVENANTS AND AGREEMENTS PERFORMED. The Debtors shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         8.3 CERTIFICATE. Buyer shall have received a certificate executed by the chief executive officer of Reorganized MPC, dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in Sections 8.1 and 8.2 have been fulfilled.

         8.4 LEGAL PROCEEDINGS. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.5 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred any adverse change or changes in the business, assets, results of operations, condition (financial or otherwise), or prospects of the Debtors or Reorganized MPC considered as a whole (other than normal production of the Debtors' reserves, intervening oil and gas price fluctuations, and possible employee attrition) that have the cumulative effect of diminishing the value of Reorganized MPC by $10,000,000 or more.

         8.6. CREDIT FACILITY. Reorganized MPC shall have entered into the Credit Facility.

         8.7 CHARTER AND RELATED DOCUMENTS. Each of the final versions of the Articles of Merger (including the Articles of Incorporation a part thereof) with respect to Reorganized MPC and the Bylaws of Reorganized MPC shall be in form and content satisfactory to Buyer.

         8.8 THE PLAN, DISCLOSURE STATEMENT AND CONFIRMATION ORDER. Each of the final versions of the Plan, Disclosure Statement and Confirmation Order shall be in form and content satisfactory to Buyer. All conditions precedent under the Plan shall have been satisfied or waived by Buyer as provided in the Plan, and the Confirmation Order shall have been entered into by the Bankruptcy Court and shall not have been reversed, stayed, modified or amended in any material respect.

         8.9 OTHER DOCUMENTS. Buyer shall have received the certificates, instruments, and documents listed below:

                  (a) stock certificate(s) in definitive form and duly executed on behalf of the Reorganized MPC, representing the Shares registered in the name of Buyer.

                  (b) A file-stamped copy of the Articles of Merger of Reorganized MPC and showing acceptance by the Texas Secretary of State.

                  (c) Such other certificates, instruments, and documents as may be reasonably requested by Buyer to carry out the intent and purposes of this Agreement.

                                   ARTICLE IX.

                       TERMINATION, AMENDMENT, AND WAIVER

         9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

                  (a)      by mutual written consent of the Debtors and Buyer;
         or

                  (b)      by either the Debtors or Buyer, if:

                           (i) the Closing shall not have occurred on or before September 14, 2000, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

                           (ii) there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable; or

                  (c) by the Debtors, if (i) any of the representations and warranties of Buyer contained in this Agreement shall not be true and correct in any respect which is material to Buyer or the ability of Buyer to consummate the transactions contemplated hereby, or (ii) Buyer shall have failed to fulfill in any material respect any of its obligations under this Agreement, and, in the case of each of clauses
         (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within ten days after written notice thereof from Debtors to Buyer; or

                  (d) by Buyer, if (i) any of the representations and warranties of the Debtors contained in this Agreement shall not be true and correct in any respect which is material to the Debtors or Reorganized MPC considered as a whole or the ability of the Debtors or Reorganized MPC to consummate the transactions contemplated hereby, or
         (ii) the Debtors or Reorganized MPC shall have failed to fulfill in any material respect any of their respective obligations under this Agreement, and, in the case of each of clauses (i) and (ii), the effect of all such misrepresentations, breaches of warranty and failures, taken as a whole, is to diminish the value of Reorganized MPC by $10,000,000 or more AND such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within ten days after written notice thereof from Buyer to the Debtors or Reorganized MPC.

         9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 9.1 by the Debtors, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section and in Sections 6.1(b), 10.2, 10.5, and 10.12 shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

         9.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

         9.4 WAIVER. The Debtors, on the one hand, or Buyer, on the other, may: (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto, or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         9.5 REMEDIES NOT EXCLUSIVE. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                                   ARTICLE X.

                                  MISCELLANEOUS

         10.1 NO SURVIVAL. All of the representations and warranties set forth in this Agreement shall terminate and cease to be of any further force and effect as of the Closing. The covenants and other agreements set forth herein shall survive the Closing to the extent such covenants and agreements specifically are to be performed after the Closing.

         10.2 NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested,
(iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  If to Buyer:

                           MP Acquisition Company, LLC
                           c/o EnCap Investments L.L.C.
                           1100 Louisiana, Suite 3150
                           Houston, Texas  77002
                           Attention: Robert L. Zorich
                           Fax No.:  713-659-6130

                  with a copy to:

                           Thompson & Knight L.L.P.
                           1700 Pacific Avenue
                           Suite 3300
                           Dallas, TX  75201
                           Attention:  David M. Bennett
                           Fax No.: 214-969-1751

                  If to the Debtors:

                           c/o Michael Holdings, Inc.
                           13101 Northwest Freeway, Suite 320
                           Houston, Texas  77040
                           Attention: Glenn D. Hart
                           Fax No.: 713-895-9462

                  with a copy to:

                           Haynes and Boone LLP
                           901 Main Street, Suite 3100
                           Dallas, Texas  75202
                           Attention:  Judith Elkin
                           Fax No.:  214-651-5940

Such notices, requests, demands, and other communications shall be effective
(i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.

         10.3 ENTIRE AGREEMENT. This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         10.4. BINDING EFFECT; ASSIGNMENT; NO THIRD PARTY BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement or in the Plan, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

         10.5 SEVERABILITY. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         10.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         10.7 FURTHER ASSURANCES. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

         10.8 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

         10.9 GENDER. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         10.10 REFERENCES. All references in this Agreement to Articles, Sections, and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes", and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". The word "or" is not intended to be exclusive. Each reference herein to a Schedule, Exhibit, or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit, or Annex to this Agreement. All Schedules, Exhibits, and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein. For purposes of the representations, warranties, covenants and agreements of the Debtors herein, any reference to the Debtors shall also include any other Subsidiary of Holdings.

         10.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

                                   ARTICLE XI.

                                   DEFINITIONS

         11.1 CERTAIN DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it below:

                  "affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. For the purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Alpha" has the meaning assigned to it in the preamble to this Agreement.

                  "Ancillary Documents" means each agreement, instrument, and document (other than this Agreement) executed or to be executed in connection with the transactions contemplated by this Agreement.

                  "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

                  "Bankruptcy Case" has the meaning assigned to it in paragraph B of the Recitals hereto.

                  "Bankruptcy Code" has the meaning assigned to it in paragraph B of the Recitals hereto.

                  "Bankruptcy Court" has the meaning assigned to it in paragraph B of the Recitals hereto.

                  "Buyer" has the meaning assigned to it in the preamble to this Agreement.

                  "Class 6C Interest Holder" means the holder of an interest in Class 6C under the Plan.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Confirmation Order" means the final, nonappealable order entered into by the Bankruptcy Court in the Bankruptcy Case confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

                  "Credit Facility" means a Credit Agreement substantially in the form attached hereto as Exhibit 7.4.

                  "Debtor" or "Debtors" has the meaning assigned to it in paragraph A of the Recitals hereto.

                  "Disclosure Statement" has the meaning assigned to it in paragraph C of the Recitals hereto.

                  "Electing Class 4 Creditor" has the meaning assigned to such term in the Plan.

                  "Encumbrances" means Liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "GAAP" means generally accepted accounting principles in the United States of America from time to time.

                  "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal, or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign).

                  "Holdings" has the meaning assigned to it in paragraph C of the Recitals hereto.

                  "Lien" means any lien, mortgage, security interest, pledge, charge, or encumbrance of any kind.

                  "Material Adverse Effect" means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations or condition (financial or otherwise) of a party, or (ii) to the ability of a party to perform on a timely basis any material obligation under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

                  "MPC" has the meaning assigned to it in the preamble to this Agreement.

                  "Net Revenue Interest" mean the percentage share in all oil, gas and other hydrocarbons produced from a well, lease, unit or other Oil and Gas Interest after satisfaction of applicable lessor royalties, overriding royalties, oil payments and other payments out of or measured by the production of oil, gas and other hydrocarbons from such well, lease, unit or other Oil and Gas Interest.

                  "Oil and Gas Interest(s)" means (i) all interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, production payments, operating rights, net profits interests, fee minerals, fee royalties, other non-working interests and non-operating interests; (ii) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division order, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (iii) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (iv) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

                  "Permits" means licenses, permits, franchises, consents, approvals, variances, exemptions, and other authorizations of or from Governmental Entities.

                  "Permitted Encumbrances" means (i) Liens for Taxes which are not yet delinquent or which are being contested in good faith and for which adequate reserves have been established as may be required by GAAP; (ii) Liens under operating agreements, unitization agreements, pooling orders and mechanic's, supplier's, repairman's, materialman's and similar liens relating to the party's Oil and Gas Interests, which obligations are not yet due and pursuant to which the party is not in default; (iii) Liens in the ordinary course of business consisting of minor defects and irregularities in title or other restrictions (whether created by or arising out of joint operating agreements, farm-out agreements, leases and assignments, contracts for purchases of Hydrocarbons or similar agreements, or otherwise in the ordinary course of business) that are of the nature customarily accepted by prudent purchasers of oil and gas properties and do not materially affect the value of any property encumbered thereby or materially impair the ability of the obligor to use any such property in its operations; provided, the effect thereof on such Oil and Gas Interest of such party has been properly reflected in the Net Revenue Interest and Working Interest attributable to such Oil and Gas Interest; (iv) all rights to consent by, required notices to, filings with, or other actions of Governmental Authorities to the extent customarily obtained subsequent to closing; (v) Liens arising under or created pursuant to that certain Credit Agreement dated May 15, 1998, between MPC, as borrower, Christiania Bank, as agent, and certain financial institutions, as lenders, as heretofore amended (provided, that all such Liens must be terminated at Closing or transferred to the agent lender or the lenders under the Credit Facility); and (vi) preferential rights to purchase and consent to transfer requirements of any person other than a party hereto or any Governmental Authority (to the extent not triggered by the consummation of the transactions contemplated herein).

                  "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

                  "Petition Date" has the meaning assigned to it in the Plan.

                  "Plan" has the meaning assigned to it in paragraph C of the Recitals hereto.

                  "Proceedings" means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

                  "reasonable best efforts" means a party's reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                  "Reorganized MPC" has the meaning assigned to it in paragraph D of the Recitals hereto.

                  "Reorganized MPC Common Stock" means common stock of Reorganized MPC, par value $0.001 per share.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any general partnership, joint venture, or similar entity more than 50% of whose total equity interests, is owned, directly or indirectly, by Holdings, or any limited partnership of which Holdings or any Subsidiary is a general partner.

                  "Tax" means any federal, state, local or foreign tax (including, without limitation, any income tax, franchise tax, doing business tax, branch profits tax, capital gains tax, value-added tax, ad valorem tax, excise tax, transfer tax, employment tax, social security tax, payroll tax, severance tax, production tax, sales tax, use tax, property tax, or any other kind of tax or payment in lieu of tax no matter how denominated), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount, deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Entity or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing of payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

                  "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

                  "to the best knowledge" of a specified person (or similar references to a person's knowledge) means all information to be attributed to such person actually or constructively known to (a) such person in the case of an individual or (b) in the case of a corporation or other entity, an executive officer or employee who devoted substantive attention to matters of such nature during the ordinary course of his employment by such person. A person has "constructive knowledge" of those matters which the individual involved could reasonably be expected to have as a result of undertaking an investigation of such a scope and extent as a reasonably prudent man would undertake concerning the particular subject matter.

                  "Working Interest" means the percentage share of all of the costs, expenses, burdens and other obligations of any type attributable to the Debtors' interests in a well, lease, unit or other Oil and Gas Interest.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                          MICHAEL HOLDINGS, INC.

                          By: /s/ Glenn D. Hart
                              --------------------------------------------------
                              Glenn D. Hart, Chief Executive Officer

                          MICHAEL PETROLEUM CORPORATION

                          By: /s/ Glenn D. Hart
                              --------------------------------------------------
                              Glenn D. Hart, Chief Executive Officer

                          MICHAEL PETROLEUM ALPHA CORPORATION

                          By: /s/ Glenn D. Hart
                              --------------------------------------------------
                              Glenn D. Hart, Chief Executive Officer

                          MP ACQUISITION COMPANY, LLC

                          By: EnCap Investments L.L.C., Manager

                              By: /s/ Robert L. Zorich
                                  ----------------------------------------------
                                  Robert L. Zorich, Chief Executive Officer

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          MICHAEL PETROLEUM CORPORATION
                              (A TEXAS CORPORATION)

                                   ARTICLE ONE

         This instrument amends and restates the Articles of Incorporation of Michael Petroleum Corporation pursuant to Article 4.14 of the Texas Business Corporation Act (the "TBCA").

                                   ARTICLE TWO

         The name of the corporation is Michael Petroleum Corporation (the "Corporation").

                                  ARTICLE THREE

         These Amended and Restated Articles of Incorporation have been approved by the following court in its decree dated as of August 11, 2000:

         COURT: United States Bankruptcy Court for the Southern District of Texas, Laredo Division

         STYLE: In re Michael Petroleum Corporation, Michael Petroleum Alpha Corporation, Michael Holdings, Inc., Debtors

         CASE NOS.:        99-50569-11, 99-50570-11, and 99-50571-11
                           (jointly administered under 99-50569-11)

                                  ARTICLE FOUR

         The United States Bankruptcy Court for the Southern District of Texas, Laredo Division had jurisdiction of the case pursuant to Title 28 of the United States Code, Sections 157 and 1334 at the time of the approval of these Amended and Restated Articles of Incorporation.

                                  ARTICLE FIVE

         The Articles of Incorporation of Michael Petroleum Corporation and all amendments and supplements thereto are hereby superseded in their entirety by the following Amended and Restated Articles of Incorporation:

                                   "ARTICLE I
                                      NAME

         The name of the corporation is Michael Petroleum Corporation (the "Corporation").

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The address of its registered office in the State of Texas is 13101 Northwest Freeway, Suite 320, Houston, Texas 77040. The name of its registered agent at such address is Glenn D. Hart.

                                   ARTICLE III
                                    PURPOSES

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Corporation Act (the "TBCA").

                                   ARTICLE IV
                                    EXISTENCE

         The existence of the Corporation is to be perpetual.

                                    ARTICLE V
                            AUTHORIZED CAPITAL STOCK

         The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is eleven million shares, consisting of: (i) ten million shares of common stock, par value $.001 per share (the "Common Stock"), and (ii) one million shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine; PROVIDED, HOWEVER, that from and after the date of filing with the Secretary of State of Texas of these Amended and Restated Articles of Incorporation, the Corporation shall be prohibited from issuing non-voting equity securities in accordance with and to the extent required by
Section 1123(a)(6) of the United States Bankruptcy Code (11 U.S.C. Section 1123(a)(6)).

         A. COMMON STOCK. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held. Subject to the prior rights and preferences, if any, applicable to shares of any Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor. Subject to the prior rights and preferences, if any, applicable to shares of any Preferred Stock or any series thereof, in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Section, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

         B. PREFERRED STOCK. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be as stated in any resolution or resolutions adopted by a majority vote of the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "Directors' Resolution"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, including, without limitation, full or limited voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock or any series of other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock or any series of other securities, or any redemption provision or sinking fund provisions, all as shall be stated in a Directors' Resolution. The shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

         C. REACQUIRED SHARES OF PREFERRED STOCK. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

         D. INCREASE IN AUTHORIZED PREFERRED STOCK. The number of authorized shares of Preferred Stock may only be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon without the separate vote of holders of Preferred Stock as a class.

         E. GENERAL. Subject to the foregoing provisions of these Amended and Restated Articles of Incorporation, the Corporation may issue shares of its Common Stock and Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the full consideration shall have been paid or delivered to the Corporation shall be deemed fully paid shares and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors of the Corporation. The Board of Directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                   ARTICLE VI
                              NO PREEMPTIVE RIGHTS

         No shareholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                                   ARTICLE VII
                              NO CUMULATIVE VOTING

         At each election of directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No shareholder shall have the right to cumulate his votes in any election of directors.

                                  ARTICLE VIII
                      SHAREHOLDER ACTION BY WRITTEN CONSENT

         Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                   ARTICLE IX
                                  VOTE REQUIRED

         Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. For any corporate action other than the election of directors that requires the approval of the shareholders of the Corporation, including, but not limited to, any merger, share exchange, or reorganization, dissolution or liquidation of the Corporation, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present, provided that amendment of these Amended and Restated Articles of Incorporation shall require the affirmative vote of the holders of seventy-five percent (75%) of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

                                    ARTICLE X
                               BOARD OF DIRECTORS

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the TBCA or by the other provisions of these Amended and Restated Articles of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the TBCA, these Amended and Restated Articles of Incorporation and the Bylaws of the Corporation (the "Bylaws").

                                   ARTICLE XI
                               BOARD OF DIRECTORS

         The Board of Directors shall number five until changed in accordance with the manner prescribed by the Bylaws. The name and mailing address of the initial members of the Board of Directors who are to serve until the first annual meeting of shareholders following the filing of these Amended and Restated Articles of Incorporation, or until their successors are elected and qualified, are as follows:

                  F. Fox Benton                1100 Louisiana, Suite 3150
                                               Houston, TX 77002

                  Robert L. Zorich             1100 Louisiana, Suite 3150
                                               Houston, TX 77002

                  Gary R. Petersen             1100 Louisiana, Suite 3150
                                               Houston, TX 77002

                  Charles M. Strain            12700 Whitewater Drive
                                               Minnetonka, MN 55343

                  Blake M. Carlson             12700 Whitewater Drive
                                               Minnetonka, MN 55343

                                   ARTICLE XII

                                 INDEMNIFICATION

         A. MANDATORY INDEMNIFICATION. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

         B. PREPAYMENT OF EXPENSES. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the TBCA or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the TBCA which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article XII or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

         C. VESTING. The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article XII shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws, no action taken by the Corporation, either by amendment of these Amended and Restated Articles of Incorporation or the Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article XII which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

         D. ENFORCEMENT. If a claim under Section A or Section B or both Sections A and B of this Article XII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the TBCA or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the TBCA or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

         E. NONEXCLUSIVE. The indemnification provided by this Article XII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of these Amended and Restated Articles of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         F. PERMISSIVE INDEMNIFICATION. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections A and B of this Article XII may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

         G. INSURANCE. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article XII, the Bylaws, the TBCA or other applicable law.

         H. IMPLEMENTING ARRANGEMENTS. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in Section G of this Article XII, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement.

                                  ARTICLE XIII
                           LIMITED DIRECTOR LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XIII shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director of the Corporation or which involve intentional misconduct or a knowing violation of law, (iii) an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the TBCA, the Texas Miscellaneous Corporation Laws Act or any other applicable law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws, as so amended. No amendment to or repeal of this Article XIII will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

                                   ARTICLE XIV
                                     BYLAWS

         Except as otherwise required by law, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, or adopt new Bylaws, without any action on the part of the shareholders (except to the extent that the Bylaws, as so adopted and in effect from time to time, may require such action on the part of the shareholders).

                                   ARTICLE XV
                  INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

         The Corporation shall not commence business until it has received for the issuance of its shares consideration of at least $1,000, consisting of money, labor done or property actually received.

Dated: August 11, 2000                    MICHAEL PETROLEUM
                                          CORPORATION

                                          By: /s/ Glenn D. Hart
                                              ----------------------------------
                                              Glenn D. Hart
                                              Chief Executive Officer

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          MICHAEL PETROLEUM CORPORATION

                                   ARTICLE ONE

                                     OFFICES

         Section 1.1. OFFICES. Michael Petroleum Corporation (hereinafter referred to as the"Corporation"), may have, in addition to its registered office in the State of Texas, such other offices and places of business at such locations, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business and affairs of the Corporation may require.

                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

         Section 2.1. ANNUAL MEETINGS. An annual meeting of the shareholders shall be held each year beginning in 2001 on such date and at such time as may be selected by the Board of Directors. At the meeting, the shareholders shall elect the Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 2.2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, the Articles of Incorporation or these Bylaws, may be called by the Chairman of the Board, the President, the Board of Directors or the holders of at least 30% of all the shares entitled to vote at the proposed special meeting, unless the Articles of Incorporation provide for a number of shares greater than or less than 10%, but not greater than 50%, in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the Articles of Incorporation. Only business within the purpose or purposes described in the notice of special meeting of shareholders may be conducted at the meeting.

         Section 2.3. PLACE OF MEETINGS. Meetings of shareholders shall be held at such places, within or without the State of Texas, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 2.4. VOTING LIST. The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.

         Section 2.5. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of each meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the body, officer or person calling the meeting, to each shareholder entitled to vote at the meeting.

         Section 2.6. QUORUM OF SHAREHOLDERS. With respect to any matter, the holders of a majority of the shares entitled to vote on that matter, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at each meeting of shareholders for the transaction of business with respect to that matter, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. Unless otherwise provided in the Articles of Incorporation or these Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally convened. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by statute, the Articles of Incorporation or these Bylaws, in which case the vote of such specified portion shall be requisite to constitute the act of the meeting, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders. Unless otherwise provided in the Articles of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

         Section 2.7. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as and to the extent otherwise provided by statute or by the Articles of Incorporation or as otherwise provided in these Bylaws. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section 2.7. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (1) a pledgee; (2) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; (3) a creditor of the Corporation who extended it credit under terms requiring the appointment; (4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting agreement created under Section B, Article 2.30 of the Texas Business Corporation Act. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

         Section 2.8. ACTION WITHOUT A MEETING. Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action. Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by law, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation. A telegram, telex, cablegram or similar transmission by a shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section 2.8.

         Section 2.9. TELEPHONE MEETINGS. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, shareholders may, unless otherwise restricted by the Articles of Incorporation or these Bylaws, participate in and hold a meeting by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

                                  ARTICLE THREE

                               BOARD OF DIRECTORS

         Section 3.1. MANAGEMENT OF THE CORPORATION. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

         Section 3.2. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of five directors. None of the directors need be shareholders of the Corporation or residents of the State of Texas. For purposes of these Bylaws, the term"Supermajority Approval" shall mean the approval of at least four members of the Board of Directors.

         Section 3.3. ELECTION AND TERM OF OFFICE. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting. At each election, the persons receiving the greatest number of votes shall be the directors. Each director elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

         Section 3.4. REMOVAL; FILLING OF VACANCIES. Any or all of the directors may be removed, either for or without cause, at any meeting of shareholders called expressly for that purpose, by the affirmative vote, in person or by proxy, of the holders of a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring in the Board of Directors, whether resulting from the death, resignation, retirement, disqualification or removal from office of any director, or otherwise, shall by election by the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 3.5. PLACE OF MEETINGS. Meetings of the Board of Directors, annual, regular or special, may be held either within or without the State of Texas.

         Section 3.6. ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held for the purpose of organization and the transaction of any other business, without notice, immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

         Section 3.7. REGULAR MEETINGS. Regular meetings of the Board of Directors, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, any and all business may be transacted at any regular meeting.

         Section 3.8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on 24 hours' notice to each director, either personally or by mail or by telegram, telex, cablegram, facsimile transmission, or other electronic mail or transmission. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Except as may be otherwise expressly provided by statute, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.9. QUORUM OF AND ACTION BY DIRECTORS. At all meetings of the Board of Directors the presence of a majority of the number of directors fixed by or in the manner provided in these Bylaws (but in no event fewer than two directors, unless there is only one director serving on the Board of Directors) shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. The act of a majority of the number of directors fixed by or in the manner provided in these Bylaws (but in no event fewer than two directors, unless there is only one director serving on the Board of Directors) shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the Articles of Incorporation or these Bylaws, in which case the act of such greater number shall be requisite to constitute the act of the Board. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally convened. If the Articles of Incorporation provide that any directors of the Corporation shall be entitled to more or less than one vote on all or any specified matters, then every reference in the Articles of Incorporation and these Bylaws (unless expressly stated otherwise therein) to a specified portion of the directors shall mean such portion of the votes entitled to be cast by the directors to which such reference is applicable.

         Notwithstanding anything to the contrary herein, Supermajority Approval will be required for any of the following listed actions; provided that, by Supermajority Approval, the Board of Directors may also delegate to any officers of the Corporation, or to any special committee of the Board of Directors, the authority to take or approve any of the following listed actions:

         (a) amendment or modification of the Corporation's Articles of Incorporation or Bylaws;

         (b) changes in the business purpose and objectives of the Corporation that would extend its businesses beyond exploring for, producing, transporting, processing and marketing oil, gas and other liquid or gaseous hydrocarbons in Webb or Zapata Counties, Texas and carrying out all activities ancillary thereto;

         (c) approval of the Corporation's annual business plan and annual budget for operating costs and material capital expenditures;

         (d) issuance, or agreement to issue, any equity securities of the Corporation or any rights, warrants, options, convertible securities or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, equity securities of the Corporation or securities convertible or exchangeable into equity securities of the Corporation, whether at the time of issuance or upon the passage of time or the occurrence of some future event;

         (e) a public offering of any securities of the Corporation pursuant to a registration statement under the Securities Act of 1933, as amended;

         (f) investment in any other person or entity (excluding investments in cash equivalents, but including any loan to any person or entity, or any series of loans to the same person or entity, in excess of $50,000);

         (g) incurrence of any financial indebtedness by the Corporation, or any changes in contracts of the Corporation with respect thereto, excluding any borrowings under any revolving credit facility of the Corporation that was authorized by Supermajority Approval, provided that such borrowings do not cause the aggregate outstanding amounts borrowed to exceed $55,000,000 (or such higher limit as may from time to time be authorized by Supermajority Approval);

         (h) the granting of any mortgages or security interests to secure any such financial indebtedness, excluding any such mortgages or security interests to secure the Corporation's obligations under its revolving credit facility;

         (i) guaranteeing the indebtedness or other obligations of any person or entity other than a subsidiary of the Corporation;

         (j) any Restricted Transaction between the Corporation or any of its subsidiaries and any shareholder of the Corporation or any of its affiliates. "Restricted Transaction" means any transaction not in the ordinary course of business of owning and operating oil and gas leases, royalties, mineral fee and similar interests. Examples of transactions that are not Restricted Transactions include the sale of production by the Corporation to any shareholder or any shareholder's marketing affiliates in arm's length transactions in the ordinary course of business and the use by the Corporation of any shareholder's (or any shareholder's affiliate's) pipelines and transportation facilities or gas processing facilities in arm's length transactions in the ordinary course of business;

         (k) distributions of assets, additional shares of capital stock or evidences of indebtedness to shareholders, or the repurchase or redemption of any equity interests or other securities of the Corporation;

         (l) any material long-term production sales contract or any material modification of any such contract (where"long-term" means any contract that has a term of one year or more unless such contract can be canceled without penalty in excess of $500,000 on three months' notice or less);

         (m) approval of strategies and policies for hedging and/or swap arrangements;

         (n) employment of any elected officer of the Corporation, agreements for the compensation of any elected officer of the Corporation, and alteration of the compensation of any elected officer of the Corporation;

         (o) the filing or commencement of any proceeding under any provision of the Bankruptcy Code for the Corporation as a debtor, or any decision not to contest any involuntary bankruptcy proceeding filed against the Corporation;

         (p) the selection of independent accountants for the Corporation or the agreement to any material change in the accounting methods used by the Corporation that is not required by generally accepted accounting principles;

         (q) settlement of any litigation in which the Corporation is a party that gives rise or potentially gives rise to a liability or obligation of the Corporation to pay $500,000 or more;

         (r)      the dissolution or liquidation of the Corporation;

         (s) merger or consolidation of the Corporation with or into any other person; and

         (t) any material acquisition or any material sale or exchange of assets of the Corporation (where"material" means any single acquisition or sale or exchange of assets for $3,000,000 or more and any acquisition, sale or exchange that, in the aggregate with any other such similar acquisitions or sales or exchanges occurring in the six months prior to such proposed acquisition or sale or exchange, is for $7,000,000 or more).

         Section 3.10. MERGER OR SALE OF THE CORPORATION. With Supermajority Approval, including Supermajority Approval as provided for in that certain Shareholders' Agreement dated as of August 11, 2000 (as from time to time amended, the "Specified Shareholders' Agreement"), between MP Acquisition Company L.L.C. and CFSC Wayland Advisers, Inc. as Manager of Wayland Investment Fund, LLC, the Board of Directors of the Corporation (or the Auction Committee of the Board, in the circumstances specified therefor in the Specified Shareholders' Agreement) has the power and authority to negotiate and approve a sale of the Corporation, subject to the requirements set forth in subsections (a), (b), (c) and (d) below. The form of the transaction (the "Sale Transaction") may be an asset sale by the Corporation, a merger or other consolidation of the Corporation, or a sale or exchange of all of the outstanding shares of the Corporation's capital stock. If a Sale Transaction is negotiated and approved by the Board of Directors (or by the Auction Committee of the Board, in the circumstances specified in the Specified Shareholders' Agreement) in the form of a merger or sale of all or substantially all of the Corporation's assets or in the form of another transaction requiring shareholder approval in accordance with applicable law, then all shareholders will be obligated to vote their shares to approve the transaction, and, if such negotiated and approved Sale Transaction is in the form of a sale or exchange by shareholders of their shares, then all shareholders will be obligated to sell their shares in such sale. The requirements for a Sale Transaction in which all shareholders must participate are:

         (a) the Sale Transaction must be an auction conducted with the advice and assistance of independent investment bankers;

         (b) the consideration received by the shareholders from the Sale Transaction must be in the form of cash or highly liquid securities;

         (c) any shareholder and its affiliates will be entitled (but not obligated) to bid at the auction; and

         (d) no shareholder will be required to make any representation or warranty, or give any indemnity or undertaking, to any purchaser in a Sale Transaction, except a representation and warranty to any purchaser of such shareholder's shares in the Corporation that such shareholder owns such shares free of any lien, encumbrance or security interest.

By its acceptance at any time of any shares issued by the Corporation, and as provided in Section XII.C.3 of the Corporation's Disclosure Statement dated June 12, 2000, as amended July 6, each shareholder of any outstanding shares of the Corporation shall be deemed to have granted an irrevocable proxy and durable power of attorney, which proxy and power of attorney shall be deemed coupled with an interest, to the Board of Directors (or to the Auction Committee of the Board, in the circumstances specified therefor in the Specified Shareholders' Agreement) to vote such shareholder's shares (in the case of the proxy) or to sell and deliver such shareholder's shares (in the case of the power of attorney) to facilitate a Sale Transaction negotiated and approved by the Board of Directors (or by the Auction Committee of the Board, in the circumstances specified therefor in the Specified Shareholders' Agreement) in compliance with the foregoing requirements.

         Section 3.11. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. A telegram, telex, cablegram or similar transmission by a director, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a director, shall be regarded as signed by the director for purposes of this Section 3.11.

         Section 3.12. TELEPHONE MEETINGS. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, members of the Board of Directors or members of any committee designated by such Board may, unless otherwise restricted by the Articles of Incorporation or these Bylaws, participate in and hold a meeting of such Board of Directors or committee by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

         Section 3.13. INTERESTED DIRECTORS AND OFFICERS. No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 3.14. DIRECTORS' COMPENSATION. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees. The Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.15. ADVISORY DIRECTORS. The Board of Directors may appoint such number of advisory directors as it shall from time to time determine. Each advisory director appointed shall hold office for the term for which he is elected or until his earlier death, resignation, retirement or removal by the Board of Directors. The advisory directors may attend and be present at the meetings of the Board of Directors, although a meeting of the Board of Directors may be held without notice to the advisory directors and the advisory directors shall not be considered in determining whether a quorum of the Board of Directors is present. The advisory directors shall advise and counsel the Board of Directors on the business and operations of the Corporation as requested by the Board of Directors; however, the advisory directors shall not be entitled to vote on any matter presented to the Board of Directors.

                                  ARTICLE FOUR

                                     NOTICES

         Section 4.1. MANNER OF GIVING NOTICE. Whenever under the provisions of the statutes, the Articles of Incorporation or these Bylaws, notice is required to be given to any committee member, director or shareholder of the Corporation, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing by mail, postage prepaid, addressed to such member, director or shareholder at his address as it appears on the records or (in the case of a shareholder) the share transfer records of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be delivered when the same shall be thus deposited in the United States mail as aforesaid.

         Section 4.2. WAIVER OF NOTICE. Whenever any notice is required to be given to any committee member, director or shareholder of the Corporation under the provisions of the statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 4.3. WHEN NOTICE NOT REQUIRED. Any notice required to be given to any shareholder under any provision of the statutes, the Articles of Incorporation or these Bylaws need not be given to the shareholder if: (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

                                  ARTICLE FIVE

                               EXECUTIVE COMMITTEE

         Section 5.1. CONSTITUTION AND POWERS. The Board of Directors, by resolution adopted by Supermajority Approval, may designate two or more directors (with such alternates, if any, as may be deemed desirable) to constitute an Executive Committee, which Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the authority and powers of the Board of Directors in the business and affairs of the Corporation, even though such authority and powers be herein provided or directed to be exercised by a designated officer of the Corporation;
PROVIDED, HOWEVER, that the foregoing shall not be construed as authorizing action by the Executive Committee with respect to any action which by the Texas Business Corporation Act or other applicable law, the Articles of Incorporation or these Bylaws is required or specified to be taken by Supermajority Approval or any other vote of a specified proportion of the number of directors fixed by or in the manner provided in these Bylaws, or by the Board of Directors, as such, or as authorizing the Executive Committee to:

         (a) amend the Articles of Incorporation, except that the Executive Committee may, to the extent provided in the resolutions designating that committee or in the Articles of Incorporation or the Bylaws, exercise the authority of the Board of Directors vested in it in accordance with Article 2.13 of the Texas Business Corporation Act relating to the issuance of certain shares,

         (b)      propose a reduction of the stated capital of the Corporation,

         (c)      approve a plan of merger or share exchange of the Corporation,

         (d) recommend to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation,

         (e) recommend to the shareholders a voluntary dissolution of the Corporation or revocation thereof,

         (f) amend, alter or repeal the Bylaws of the Corporation or adopt new Bylaws of the Corporation,

         (g)      fill vacancies in the Board of Directors,

         (h) fill vacancies in or designate alternate members of the Executive Committee,

         (i) fill any directorship to be filled by reason of an increase in the number of directors,

         (j) elect or remove officers of the Corporation or members or alternate members of the Executive Committee,

         (k) fix the compensation of any member or alternate member of the Executive Committee, or

         (l) alter or repeal any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable.

Unless the resolution designating the Executive Committee, the Articles of Incorporation or the Bylaws so provide, the Executive Committee shall not have the authority to authorize a distribution or to authorize the issuance of shares. The designation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law. Any members of the Executive Committee and any alternates for such members shall, if appointed by the Board of Directors, hold office until their respective successors are appointed and qualify or until their earlier respective deaths, resignations, retirements or disqualifications.

         Section 5.2. MEETINGS. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by affirmative vote of a majority of the whole Committee and communicated to all the members thereof. Special meetings of the Executive Committee may be called by the Chairman of the Board, the President or any two members thereof at any time on 24 hours' notice to each member, either personally or by mail or telegram. Except as may be otherwise expressly provided by statute, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such. The Committee, at each meeting thereof, may designate one of its members to act as chairman and preside at the meeting or, in its discretion, may appoint a chairman from among its members to preside at all its meetings held during such period as the Committee may specify.

         Section 5.3. RECORDS. The Executive Committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board of Directors. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as secretary of the Executive Committee, or the Committee may, in its discretion, appoint its own secretary.

                                   ARTICLE SIX

                   OTHER COMMITTEES OF THE BOARD OF DIRECTORS

         Section 6.1. AUCTION COMMITTEE. The Board of Directors, by resolution adopted by Supermajority Approval, may designate two or more directors (with such alternates, if any, as may be deemed desirable) to constitute an Auction Committee, which Auction Committee shall have and may exercise the powers specified in Section 3.10. The members of the Auction Committee shall act only as a committee, and only unanimously, and the individual members shall have no power as such. The Auction Committee, at each meeting thereof, may designate one of its members to act as chairman and preside at the meeting or, in its discretion, may appoint a chairman from among its members to preside at all its meetings held during such period as the Committee may specify. The Auction Committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board of Directors.

         Section 6.2. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by Supermajority Approval, designate one or more directors (with such alternates, if any, as may be deemed desirable) to constitute another committee or committees for any purpose; provided, that any such other committee or committees shall have and may exercise only the power of recommending action to the Board of Directors and the Executive Committee and of carrying out and implementing any instructions or any policies, plans and programs theretofore approved, authorized and adopted by the Board of Directors or the Executive Committee.

                                  ARTICLE SEVEN

                         OFFICERS, EMPLOYEES AND AGENTS;
                                POWERS AND DUTIES

         Section 7.1. ELECTED OFFICERS. The permitted officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents as may be determined from time to time by the Board (and in case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), a Treasurer and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine. The required elected officers shall be a President and a Secretary. The Board of Directors shall determine which, if any, of the permitted officers shall be elected. If any one or more of the permitted officers is not elected by the Board of Directors, the Board of Directors may either delegate the duties of the officers that were not elected to the President or delegate them to the Secretary. If the Board of Directors does not delegate such duties, the President shall either assume those duties or delegate them to the Secretary or any other officer that was elected by the Board of Directors. None of the elected officers, with the exception of the Chairman of the Board, need be a member of the Board of Directors.

         Section 7.2. ELECTION. So far as is practicable, all elected officers shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders.

         Section 7.3. APPOINTIVE OFFICERS. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board or by the Executive Committee.

         Section 7.4. TWO OR MORE OFFICES. Any two or more offices may be held by the same person.

         Section 7.5. COMPENSATION. The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors, which must be by Supermajority Approval in the case of elected officers; provided that the Board of Directors may delegate to the Chairman or the President the authority to fix the compensation of any or all appointed officers of the Corporation.

         Section 7.6. TERM OF OFFICE; REMOVAL; FILLING OF VACANCIES. Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any such removal of an officer must be by Supermajority Approval if the election of such officer required Supermajority Approval. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 7.7. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there is one, shall preside when present at meetings of the shareholders and of the Board of Directors. He shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or the Executive Committee.

         Section 7.8. PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the provisions of these Bylaws and to the direction and control of the Board of Directors, shall have general supervision of the affairs of the Corporation and shall have general and active management and control of all its business. In the event of the absence or disability of the Chairman of the Board, or if such officer shall not have been elected or be serving, the President shall preside when present at meetings of the shareholders and of the Board of Directors. He shall have power and general authority to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and in general to exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. In the event of the absence or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in the order of their seniority, unless otherwise determined by the President, the Executive Committee or the Board of Directors.

         Section 7.9. VICE PRESIDENTS. Each Vice President, if there are any, shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Executive Committee or the Board of Directors.

         Section 7.10. SECRETARY. The Secretary shall see that notice is given of all meetings of the shareholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings thereof. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all duties usually appertaining to the office of secretary of a corporation. In the event of the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President, the Executive Committee or the Board of Directors.

         Section 7.11. ASSISTANT SECRETARIES. Each Assistant Secretary, if there are any, shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the President, the Executive Committee or the Board of Directors.

         Section 7.12. TREASURER. The Treasurer, if there is one, shall be the chief accounting and financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation and shall have charge of all matters relating to taxation. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors or the Executive Committee shall from time to time direct or as shall be selected in accordance with procedures established by the Board of Directors or the Executive Committee; shall advise upon all terms of credit granted by the Corporation; shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange and other commercial paper payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all duties usually appertaining to the office of treasurer of a corporation. In the event of the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President, the Executive Committee or the Board of Directors.

         Section 7.13. ASSISTANT TREASURERS. Each Assistant Treasurer, if there are any, shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the President, the Executive Committee or the Board of Directors.

         Section 7.14. ADDITIONAL POWERS AND DUTIES. In addition to the foregoing especially enumerated duties, services and powers, the several elected and appointed officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation or these Bylaws, or as the Board of Directors or the Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.

                                  ARTICLE EIGHT

                         SHARES AND TRANSFERS OF SHARES

         Section 8.1. ISSUANCE OF SHARES. The Board of Directors, acting in accordance with Article Three of these Bylaws, shall have the sole power and authority to authorize the issuance of shares of capital stock of the Corporation and to reserve shares of such capital stock for future issuance for a particular purpose from time to time, up to the maximum number of shares authorized for issuance in the Articles of Incorporation of the Corporation and not then outstanding or already reserved for issuance for a particular purpose.

         Section 8.2. CERTIFICATES REPRESENTING SHARES. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of Texas, the holder's name, the number and class or series of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles.

         Section 8.3. LOST CERTIFICATES. The Board of Directors, the Executive Committee, the President or such other officer or officers or any agent of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, the Executive Committee, the President or any such other officer or agent in its or his discretion and as a condition precedent to the issuance thereof may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 8.4. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. If a certificate representing shares is presented to the Corporation or the transfer agent of the Corporation with a request to register transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to register the transfer, cancel the old certificate and issue a new certificate if:

         (a)      the certificate is duly endorsed;

         (b) reasonable assurance is given that those endorsements are genuine and effective;

         (c) the Corporation has no duty as to adverse claims or has discharged the duty;

         (d) any applicable law relating to the collection of taxes has been complied with; and

         (e) the transfer is in fact rightful or is to a bona fide purchaser.

         Section 8.5.  REGISTERED SHAREHOLDERS.

         (a) Unless otherwise provided in the Texas Business Corporation Act or other applicable law, (1) the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time as the owner of those shares at that time for purposes of voting or giving proxies with respect to those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent, exercising or waiving any preemptive right or entering into any agreements with respect to those shares, and (2) neither the Corporation nor any of its directors, officers, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

         (b) When shares are registered in the share transfer records of the Corporation in the names of two or more persons as joint owners with the right of survivorship, after the death of a joint owner and before the time that the Corporation receives actual written notice that a party or parties other than the surviving joint owner or owners claim an interest in the shares or any distributions thereon, the Corporation may record on its books and otherwise effect the transfer of those shares to any person, firm or corporation (including the surviving joint owner or owners individually) and pay any distributions made in respect of those shares, in each case as if the surviving joint owner or owners were the absolute owners of the shares.

                                  ARTICLE NINE

                                 INDEMNIFICATION

         Section 9.1. INDEMNIFICATION OF DIRECTORS. The Corporation shall indemnify a person who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because the person is or was a director against any judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined, in the manner described below, that the person (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity as a director of the Corporation, that his conduct was in the Corporation's best interests, and in all other cases, that his conduct was at least not opposed to the Corporation's best interests and (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

         The determinations required above that the person has satisfied the prescribed conduct and belief standards must be made (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding, (2) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding, (3) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in clause (1) or (2) of this sentence, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding. The determination as to reasonableness of expenses must be made in the same manner as the determination that the person has satisfied the prescribed conduct and belief standards, except that if the determination that the person has satisfied the prescribed conduct and belief standards is made by special legal counsel, the determination as to reasonableness of expenses must be made by the Board of Directors or a committee of the Board by vote as set forth in clause (1) or (2) of the immediately preceding sentence or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors.

         The termination of a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements for indemnification set forth above. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

         Notwithstanding any other provision of these Bylaws, the Corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         Section 9.2. ADVANCEMENT OF EXPENSES TO DIRECTORS. Reasonable expenses incurred by a director who was, is, or is threatened to be made, a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding and without any of the determinations specified in Section 9.1 of this Article, after the Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 9.1 of this Article and a written undertaking by or on behalf of such director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by law. The written undertaking described in the immediately preceding sentence to repay the amount paid or reimbursed to the director by the Corporation must be an unlimited general obligation of the director but need not be secured and it may be accepted without reference to financial ability to make repayment.

         Section 9.3. OFFICERS. The Corporation shall indemnify and advance expenses to an officer of the Corporation to the same extent that it is required to indemnify and advance expenses to directors under these Bylaws or by statute. In addition, the Corporation may indemnify and advance expenses to an officer of the Corporation to such further extent, consistent with law, as may be provided by the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

         Section 9.4. OTHERS. The Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same extent that it is required to indemnify and advance expenses to directors under these Bylaws or by statute. The Corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation for profit subject to the provisions of the Texas Business Corporation Act, corporation for profit organized under laws other than the laws of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the same extent that it is required to indemnify and advance expenses to directors under this Article or by statute. The Corporation may indemnify and advance expenses to an employee, agent or other person serving at the request of the Corporation (as described above in this Section 9.4) who is not a director to such further extent, consistent with law, as may be provided by the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

         Section 9.5. INSURANCE AND OTHER ARRANGEMENTS. The Corporation may purchase and maintain insurance or establish and maintain another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, member, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation for profit subject to the provisions of the Texas Business Corporation Act, corporation for profit organized under laws other than the laws of Texas, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against or in respect of any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under these Bylaws or by statute. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation.

         Without limiting the power of the Corporation to purchase, procure, establish or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation,
(1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be purchased, procured, maintained or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

         Section 9.6. REPORT TO SHAREHOLDERS. Any indemnification of or advance of expenses to a director in accordance with this Article or the provisions of any statute shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

         Section 9.7. ENTITLEMENT. These indemnification provisions shall inure to each of the directors, officers, employees and agents of the Corporation, and other persons serving at the request of the Corporation (as provided in this Article), whether or not the claim asserted against him is based on matters that antedate the adoption of this Article, and in the event of his death shall extend to his legal representatives; but such rights shall not be exclusive of any other rights to which he may be entitled.

         Section 9.8.  DEFINITIONS.  For purposes of this Article Nine:

         (a)      The term"expenses" includes court costs and attorneys' fees;

         (b) The term"proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding;

         (c) The term"director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation for profit subject to the provisions of the Texas Business Corporation Act, corporation for profit organized under laws other than the laws of Texas, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise;

         (d) The term"Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article;

         (e) The term"official capacity" means, when used with respect to a director, the office of director in the Corporation and, when used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation, but does not include service for any other corporation for profit subject to the provisions of the Texas Business Corporation Act or corporation for profit organized under laws other than the laws of Texas or any partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise; and

         (f) The Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted to be taken by a director with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.

         Section 9.9. SEVERABILITY. The provisions of this Article are intended to comply with Articles 2.02A(16) and 2.02-1 of the Texas Business Corporation Act. To the extent that any provision of this Article authorizes or requires indemnification or the advancement of expenses contrary to such statutes or the Articles of Incorporation, the Corporation's power to indemnify or advance expenses under such provision shall be limited to that permitted by such statutes and the Articles of Incorporation and any limitation required by such statutes or the Articles of Incorporation shall not affect the validity of any other provision of this Article.

                                   ARTICLE TEN

                                  MISCELLANEOUS

         Section 10.1. DISTRIBUTIONS AND SHARE DIVIDENDS. Distributions in the form of dividends and share dividends on the outstanding shares of the Corporation, subject to any restrictions in the Articles of Incorporation or these Bylaws and to the limitations imposed by the statutes, may be declared by the Board of Directors at any regular or special meeting. Distributions in the form of dividends may be declared and paid in cash, in property, or in evidences of the Corporation's indebtedness, or in any combination thereof, and may be declared and paid in combination with share dividends. Distributions made by the Corporation, including those that were payable but not paid to a holder of shares, or to his heirs, successors or assigns, and have been held in suspense by the Corporation or were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the holder of the shares as of the record date determined for the distribution or to his heirs, successors or assigns.

         Section 10.2. RESERVES. The Corporation may, by resolution of the Board of Directors, create a reserve or reserves out of its surplus or designate or allocate any part or all of its surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation or allocation in the same manner.

         Section 10.3. SIGNATURE OF NEGOTIABLE INSTRUMENTS. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are permitted by these Bylaws and as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.

         Section 10.4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 10.5. SEAL. The seal of the Corporation, if there is one, shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced. The Corporation shall not be required to have a seal.

         Section 10.6. LOANS AND GUARANTIES. Subject to the other provisions of these Bylaws, The Corporation may lend money to, guaranty obligations of and otherwise assist its directors, officers and employees if the Board of Directors determines that such a loan, guaranty or assistance reasonably may be expected to benefit, directly or indirectly, the Corporation.

         Section 10.7. CLOSING OF SHARE TRANSFER RECORDS AND RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records of the Corporation shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not to be more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting. When a determination of shareholders entitled to vote at any meeting has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

         Unless a record date shall have previously been fixed or determined pursuant to this Section 10.7, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

         Section 10.8. SURETY BONDS. Such officers and agents of the Corporation (if any) as the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

         Section 10.9. GENDER. Words of any gender used in these Bylaws shall be construed to include each other gender, unless the context requires otherwise.

                                 ARTICLE ELEVEN

                                   AMENDMENTS

         These Bylaws may be amended or repealed by Supermajority Approval of the Board of Directors in accordance with Article Three of these Bylaws. Unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Corporation's Bylaws, the shareholders holding seventy-five percent (75%) or more of the common stock of the Corporation may amend, repeal or adopt the Corporation's Bylaws even though the Corporation's Bylaws may also be amended, repealed or adopted by the Board of Directors.